                                                                     Exhibit 4.3

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                          CONTEXT INTEGRATION, INC.,

                                UNDERLINE, INC

                                      AND

            DONALD JOSEPH EDGERTON, PAUL GECZIK, ANDREAS BENDER AND

                    THE DONALD JOSEPH EDGERTON FAMILY TRUST

                         Dated as of January 31, 2000

                                TABLE OF CONTENTS

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ARTICLE I THE MERGER...........................................................................................   2

         1.1   The Merger......................................................................................   2
         1.2   Effective Time..................................................................................   2
         1.3   Effect of the Merger............................................................................   2
         1.4   Certificate of Incorporation; Bylaws............................................................   2
         1.5   Directors and Officers..........................................................................   2
         1.6   Maximum Shares to Be Issued; Effect on Capital Stock............................................   3
         1.7   Dissenting Shares...............................................................................   4
         1.8   Surrender of Certificates.......................................................................   5
         1.9   No Further Ownership Rights in Company Common Stock.............................................   5
         1.10  Tax and Accounting Consequences.................................................................   6
         1.11  Taking of Necessary Action; Further Action......................................................   6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................................   6

         2.1   Organization of the Company.....................................................................   6
         2.2   Company Capital Structure.......................................................................   6
         2.3   Subsidiaries....................................................................................   7
         2.4   Authority.......................................................................................   7
         2.5   No Conflicts....................................................................................   7
         2.6   Company Financial Statements....................................................................   8
         2.7   No Undisclosed Liabilities......................................................................   8
         2.8   No Changes......................................................................................   8
         2.9   Tax and Other Returns and Reports...............................................................  10
         2.10  Restrictions on Business Activities.............................................................  12
         2.11  Title to Properties; Absence of Liens and Encumbrances..........................................  12
         2.12  Intellectual Property...........................................................................  12
         2.13  Agreements, Contracts and Commitments...........................................................  13
         2.14  Interested Party Transactions...................................................................  15
         2.15  Compliance with Laws............................................................................  15
         2.16  Litigation......................................................................................  15
         2.17  Insurance.......................................................................................  15
         2.18  Minute Books....................................................................................  16
         2.19  Environmental Matters...........................................................................  16
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                               TABLE OF CONTENTS
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         2.20     Brokers' and Finders' Fees; Third Party Expenses..........................................    17
         2.21     Employee Matters and Benefit Plans........................................................    17
         2.22     Change of Control and Non-Compete Payments................................................    20
         2.23     Year 2000 Compliance......................................................................    20
         2.24     Representations Complete..................................................................    21

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR......................................................    21

         3.1      Organization, Standing and Power..........................................................    21
         3.2      Authority.................................................................................    21
         3.3      Capital Structure.........................................................................    22
         3.4      No Undisclosed Liabilities................................................................    22
         3.5      Acquiror Financial Statements.............................................................    22
         3.6      No Changes................................................................................    23
         3.7      Taxes.....................................................................................    25
         3.8      Restrictions on Business Activities.......................................................    25
         3.9      Title to Properties; Absence of Liens and Encumbrances....................................    26
         3.10     No Conflicts..............................................................................    26
         3.11     Intellectual Property.....................................................................    26
         3.12     Interested Party Transactions.............................................................    27
         3.13     Compliance with Laws......................................................................    27
         3.14     Employees.................................................................................    27
         3.15     Litigation................................................................................    28
         3.16     Brokers' and Finders' Fees; Third Party Expenses..........................................    28
         3.17     Representations Complete..................................................................    28

ARTICLE IV [RESERVED].......................................................................................    28

ARTICLE V ADDITIONAL AGREEMENTS.............................................................................    28

         5.1      Access to Information.....................................................................    28
         5.2      Confidentiality...........................................................................    29
         5.3      Expenses..................................................................................    29
         5.4      Public Disclosure.........................................................................    29
         5.5      Consents..................................................................................    29
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                                  (continued)

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         5.6      FIRPTA Compliance........................................................................    29
         5.7      Reasonable Efforts.......................................................................    29
         5.8      Notification of Certain Matters..........................................................    30
         5.9      Additional Documents and Further Assurances..............................................    30
         5.10     Employment Matters.......................................................................    30
         5.11     Stock Options............................................................................    30
         5.12     Third Party Consents.....................................................................    31
         5.13     Tax Matters..............................................................................    31
         5.14     Rule 144 Reporting.......................................................................    32
         5.15     Financial Information....................................................................    32

ARTICLE VI CONDITIONS TO THE MERGER........................................................................    32

         6.1      Conditions to Obligations of Each Party to Effect the Merger.............................    32
         6.2      Additional Conditions to Obligations of the Company......................................    32
         6.3      Additional Conditions to the Obligations of Acquiror.....................................    33

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION; ESCROW............................    35

         7.1      Survival of Representations and Warranties...............................................    35
         7.2      Obligation of the Company to Indemnify, Reimburse, etc...................................    35
         7.3      Obligation of Acquiror to Indemnify, Reimburse, etc......................................    36
         7.4      Limits on Indemnification, Reimbursement, etc............................................    36
         7.5      Escrow Arrangements......................................................................    37
         7.6      Claims for Indemnification...............................................................    37

ARTICLE VIII [RESERVED]....................................................................................    39

ARTICLE IX GENERAL PROVISIONS..............................................................................    39

         9.1      Notices..................................................................................    39
         9.2      Interpretation...........................................................................    41
         9.3      Material Adverse Effect..................................................................    41
         9.4      Counterparts.............................................................................    41
         9.5      Entire Agreement; Assignment.............................................................    41
         9.6      Severability.............................................................................    42
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         9.7      Other Remedies..............................................................   42
         9.8      Governing Law...............................................................   42
         9.9      Rules of Construction.......................................................   42
         9.10     Stock Certificate Legends...................................................   42
         9.11     Amendment...................................................................   43
         9.12     Extension; Waiver...........................................................   43
         9.13     Arbitration.................................................................   43
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                                     -iv-

                     AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is dated as of
                                                      ---------
January 31, 2000, among Context Integration, Inc., a Delaware corporation ("Acquiror"), Underline, Inc., a New York corporation (the "Company"), and
  ---------                                                 -------
Donald Joseph Edgerton, Paul Geczik, Andreas Bender and the Donald Joseph Edgerton Family Trust (each a "Shareholder" and together the "Shareholders").
                               -----------                    ------------

                                   RECITALS

     A. The Boards of Directors of each of the Company and Acquiror believe it is in the best interests of each company and their respective shareholders that Acquiror acquire the Company through the statutory merger of the Company with and into Acquiror (the "Merger") and, in furtherance thereof, have approved the
                        ------
Merger.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all outstanding shares of common stock of the Company ("Company Common Stock") shall be converted into shares of common
              --------------------
stock of Acquiror ("Acquiror Common Stock") and (ii) all outstanding options to
                    ---------------------
acquire shares of Company Common Stock (each a "Common Stock Option") shall be
                                                -------------------
assumed and become outstanding options to acquire shares of Acquiror Common
Stock.

     C. A portion of the shares of Acquiror Common Stock otherwise issuable by Acquiror in connection with the Merger shall be placed in escrow by Acquiror for purposes of satisfying losses incurred by Acquiror in connection with breaches of representations, warranties or covenants contained herein.

     D. The parties intend, having executed this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").
                                       ----

     E. The parties intend for the Merger to be accounted as a purchase for financial accounting purposes.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (the "DGCL") and
                                                                    ----
the Business Corporation Law of New York (the "NYBCL"), the Company shall be
                                               -----
merged with and into Acquiror, the separate corporate existence of the Company shall cease and Acquiror shall continue as the surviving corporation. Acquiror as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
           ---------------------

     1.2  Effective Time. The closing of the Merger (the "Closing") will take
          --------------                                  -------
place on the date hereof at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Acquiror and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties
                           ------------
hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretaries of State of the States of Delaware and New York (the "Certificate of Merger"), in accordance with the
                            ---------------------
relevant provisions of applicable law. The date and time the Merger becomes effective in accordance with the provisions of the DGCL and the NYBCL is the "Effective Time."
 --------------

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of the DGCL and the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.  Unless otherwise determined by
          ------------------------------------
Acquiror prior to the Effective Time, at the Effective Time:

          (a) The Certificate of Incorporation of Acquiror shall be the Certificate of Incorporation of the Surviving Corporation.

          (b) The Bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation.

     1.5  Directors and Officers.  The director(s) of Acquiror immediately prior
          ----------------------
to the Effective Time shall be the director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Acquiror immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6  Maximum Shares to Be Issued; Effect on Capital Stock.  Subject to
          ----------------------------------------------------
Section 1.6(f), the maximum number of shares of Acquiror Common Stock to be issued (including Acquiror Common Stock to be reserved for issuance upon exercise of any of the Company's options to be assumed by Acquiror) in exchange for the acquisition by Acquiror of all outstanding Company Common Stock and the assumption of all unexpired and unexercised options to acquire Company Common Stock shall be 1,827,601 (the "Aggregate Share Number"). No adjustment shall
                               ----------------------
be made in the number of shares of Acquiror Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of options to acquire Company Common Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the Company or the holder of any shares of the Company Common Stock, the following shall occur:

          (a)  Conversion of Company Common Stock. Each share of Company Common
               ----------------------------------
Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c), and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive: that number of shares of Acquiror Common Stock equal to the product of each such share of Company Common Stock multiplied by the
                                                       -------------
Exchange Ratio (as defined in paragraph (h) below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.

          (b)  [Reserved].

          (c)  Cancellation of Acquiror-Owned and Company-Owned Stock. Each
               ------------------------------------------------------
share of Company Common Stock owned by Acquiror, the Company or any direct or indirect wholly-owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (d)  Stock Options. At the Effective Time, all options to purchase
               -------------
Company Common Stock then outstanding under the Company's 1999 Stock Option Plan (the "Option Plan"), or otherwise, will be assumed by Acquiror in accordance
      -----------
with Section 5.11.

          (e)  Common Stock of Acquiror.  Each share of Common Stock of Acquiror
               ------------------------
issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as Common Stock of the Surviving Corporation. Each stock certificate of Acquiror evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.


          (f)  Adjustments to Exchange Ratio. The Exchange Ratio shall be
               -----------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

          (g)  Fractional Shares.  No fraction of a share of Acquiror Common
               -----------------
Stock will be issued, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall be entitled to receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $5.00.

          (h)  Definitions.
               -----------

               (i)     Escrow Amount. The "Escrow Amount" shall mean one-tenth
                       -------------       -------------
(1/10/th/) of the number of shares of Acquiror Common Stock obtained by multiplying (x) the Outstanding Common Amount by (y) the Exchange Ratio.


               (ii)    Exchange Ratio. The "Exchange Ratio" shall mean the
                       --------------       --------------
quotient obtained by dividing (x) the Aggregate Share Number by (y) the sum of
(A) the Outstanding Common Amount plus (B) the Outstanding Option Amount.

               (iii)   Outstanding Common Amount. The "Outstanding Common
                       -------------------------       ------------------
Amount" shall mean the aggregate number of shares of Company Common Stock
------
outstanding immediately prior to the Effective Time.

               (iv)    Outstanding Option Amount. The "Outstanding Option
                       -------------------------       ------------------
Amount" shall mean the aggregate number of shares of Company Common Stock
------
issuable upon the exercise of all outstanding options to acquire shares of Company Common Stock immediately prior to the Effective Time, whether or not presently exercisable.

     1.7  Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with the NYBCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be
                                       -----------------
converted into or represent a right to receive Acquiror Common Stock or cash pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the NYBCL.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the NYBCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Acquiror (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the NYBCL and received by the Company and
(ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the NYBCL. The Company shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

     1.8  Surrender of Certificates.
          -------------------------

          (a)  Exchange Procedures.  At the Closing, (i) each holder of record
               -------------------
of a certificate or certificates (the "Certificates") which immediately prior
                                       ------------
to the Effective Time represented outstanding shares of Company Common Stock and which shares were converted into the right to receive shares of Acquiror Common Stock pursuant to Section 1.6 shall surrender such Certificates in exchange for certificates representing shares of Acquiror Common Stock, (ii) upon such surrender of a Certificate the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock, plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to
Section 1.6, and (iii) the Certificate so surrendered shall forthwith be canceled. Each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock and that is not surrendered at the Closing will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section
1.6. Upon surrender of any such outstanding Certificate to Acquiror after the Effective Time, Acquiror shall promptly deliver, or cause to be delivered, a certificate representing the number of shares of Acquiror Common Stock into which the shares of Company Common Stock represented by such Certificate were converted, together with such amount in cash in lieu of fractional shares.

          (b)  Transfers of Ownership. If any certificate for shares of Acquiror
               ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

     1.9  No Further Ownership Rights in Company Common Stock. All shares of
          ---------------------------------------------------
Acquiror Common Stock issued and cash paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time.

     1.10 Tax and Accounting Consequences. It is intended by the parties hereto
          -------------------------------
that (a) the Merger shall constitute a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") (b)
                                                                   ----
all of the Acquiror Common Stock shall be reported as transferred solely in exchange for the Company Common Stock and (c) the Merger shall be accounted for as a purchase for financial accounting purposes. The parties shall report the transaction for all purposes as provided in the preceding sentence and shall not for any purpose take any position inconsistent therewith unless required by an applicable taxing authority. Each party has consulted with its own tax advisors with regard to the tax consequences of the Merger.

     1.11 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Acquiror, the officers and directors of the Company and Acquiror are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Acquiror, subject to such exceptions as are specifically disclosed in the disclosure letter supplied (referencing the appropriate section numbers) by the Company to Acquiror (the "Company Schedules") and dated as of the date hereof, as follows:
 -----------------

     2.1  Organization of the Company. The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of New York. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 9.3) on the Company. The Company has delivered a true, correct and complete copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Acquiror.

     2.2  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of (i) 3,000,000 shares of Common Stock, of which 877,500 shares are issued and outstanding. The Company Common Stock is held of record by the persons, with the domicile addresses and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable, issued in compliance with all applicable federal and state securities laws and not subject to preemptive rights created by statute, the Certificate of

Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          (b) The Company has reserved 150,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 122,500 shares are subject to outstanding, unexercised options and 27,500 shares of which have been issued upon exercise of options. Schedule 2.2(b) sets forth for each Company Stock Option outstanding, the name of the holder of such option, the domicile address of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. Except for the Company Stock Options described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except for the Company Stock Options described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 2.2(b), the holders of Company Stock Options (in their capacity as such) do not have any rights to prior notice of the Merger. As a result of the Merger, Acquiror will be the record and sole beneficial owner of all Company Common Stock and rights to acquire or receive Company Common Stock.

     2.3  Subsidiaries. Except as set forth on Schedule 2.3, the Company does
          ------------
not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.4  Authority. The Company has all requisite corporate power and authority
          ---------
to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Company's Board of Directors and the Shareholders have unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

     2.5  No Conflicts. Except as set forth on Schedule 2.5, the execution and
          ------------
delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a

"Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of
 --------
the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (x) the filing of the Certificate of Merger with the Secretaries of State of the States of Delaware and New York, (y) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (z) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.5.

     2.6  Company Financial Statements. Schedule 2.6 sets forth (i) the
          ----------------------------
Company's unaudited balance sheet as of December 31, 1999 (the "Company Balance
                                                                ---------------
Sheet") and (ii) the related unaudited statements of operations and cash flows
-----
for the year then ended (collectively, the "Company Financials"). The Company
                                            ------------------
Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a
                                                           ----
basis consistent throughout the periods indicated, except that unaudited Company Financials may not contain all footnotes required by GAAP. The Company Financials present fairly in all material respects the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject to year-end audit adjustments by the Company's auditors which adjustments, taken in the aggregate, do not materially adversely change the Company Financials.

     2.7  No Undisclosed Liabilities. Except as set forth in Schedule 2.7, the
          --------------------------
Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been recorded in the Balance Sheet or disclosed in the Company Financials, or (ii) has not arisen in the ordinary course of the Company's business.

     2.8  No Changes. Except as set forth in Schedule 2.8, since  December 31,
          ----------
1999 there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

          (c) capital expenditure or commitment by the Company of $10,000 in any individual case or $50,000 in the aggregate;

          (d) destruction of, damage to or loss of any material assets of the Company (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g)  revaluation by the Company of any of its material assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock other than the redemption of Company Common Stock from terminated employees of the Company at the original sales price pursuant to the terms of the agreements pursuant to which such Company Common Stock was issued and sold;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement since December 31, 1999;

          (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date;

          (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound except in the ordinary course of business;

          (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business;

          (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company except in the ordinary course of business;

          (n) to the Company's knowledge, commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

          (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.12 below) or of infringement by the Company of any third party's Intellectual Property rights;

          (p) issuance or sale by the Company of any of its shares of capital stock since December 31, 1999;

          (q) issuance or sale by the Company of any securities exchangeable, convertible or exercisable for Company Common Stock, or of any other of its securities;

          (r) change in pricing or royalties set or charged by the Company to its customers or licensees except in the ordinary course of business or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (s) any sale, assignment, or transfer or any patents, trademarks, copyrights, trade secretes, or other intangible assets;

          (t) any resignation or termination of employment of any key employee of the Company; and the Company does not know of the impending resignation or termination of employment or any such key employee; or

          (u) receipt of notice that there has been a loss of, or order cancellation by, any major customer of the Company;

          (v) event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect on the Company; or

          (w) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

     2.9  Tax and Other Returns and Reports.  Definition of Taxes.  For the
          ---------------------------------   -------------------
purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all
                             ---                     -----
federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (a)  Tax Returns and Audits.  Except as set forth in Schedule 2.9:
               ----------------------

               (i) The Company as of the Effective Time will have prepared and filed all federal, state, local and foreign returns, estimates, information statements and reports (each a "Return") required to be filed by such date
                                ------
relating to any and all Taxes concerning or attributable to the Company and such Returns are or will be true and correct in all material respects and have been completed in accordance with applicable law.

               (ii) The Company as of the Effective Time: (A) will have paid all material Taxes due and payable by the Effective Time, (B) will have properly accrued all Material Taxes on the books and records of the Company in accordance with GAAP and made a provision for the payment of Taxes due but not yet payable by the Effective Time and (C) will have withheld with respect to its employees all material federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) The Company is not delinquent in the payment of any Tax attributable to the Company nor is there any outstanding, or to the best of the Company's knowledge, unpaid Tax deficiency outstanding, assessed, notified or proposed against the Company or any Shareholder, nor has the Company or any Shareholder executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company or either Shareholder is currently in progress, nor has the Company or either Shareholder been notified in writing of any request for such an audit or other examination.

               (v) The Company does not have any liabilities for federal, state, local or foreign Taxes due and payable which have not been accrued or reserved against on the Company Financials, in accordance with GAAP, and the Company does not have knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

               (vi) The Company has provided to Acquiror copies of all federal and state income and all state sales and use Tax Returns filed to date for each of the last three taxable periods.

               (vii) There are (and to the best of the Company's knowledge, as a result of the Merger, immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes
       -----
except liens for current taxes not yet due and payable.

               (viii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

               (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including, (other than as set forth in this Agreement or any agreement attached hereto as an exhibit), covering any employee or former employee of the Company that, individually or collectively, will give rise to the payment of any amount that would be nondeductible pursuant to
Section 280G, 404 or 162(m) of the Code.

               (x) The Company has not filed any consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xi) The Company is not a party to a Tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

               (xii) The Company has been an "S corporation" within the meaning of Section 1361(a) of the Code (and any similar statute of a state in which the Company is required to file an income or franchise Tax Return) since its inception.

               (xiii) The Company files its income tax returns using the cash method of accounting.

     2.10 Restrictions on Business Activities. Except as set forth on Schedule
          -----------------------------------
2.10, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any material business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.11 Title to Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.11(a) sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor and the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms. The Company is not in default under any of such leases. To the Company's knowledge, no other party to any of such leases is in default under any of such leases.

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.9(b)(vii)), except as reflected in the Company Financials or in Schedule 2.11(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.12 Intellectual Property. The Company owns or possesses sufficient legal
          ---------------------
rights to all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how, concepts, computer programs, technical data, proprietary rights, proprietary processes and other information (each such item "Intellectual Property") necessary for its business
                             ---------------------
as
now conducted and as currently proposed to be conducted without any conflict with or infringement of the rights of others. Schedule 2.12 contains a complete list of all patents, trademarks and copyrights of the Company throughout the world and pending applications therefor and registrations, renewals, extensions and the like thereof. Except for proprietary information agreements with its own employees or consultants and standard end-user license agreements, there are no outstanding options, licenses, or agreements of any kind relating to the Company's Intellectual Property, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other person or entity. The Company has not received any written communications alleging, nor does the Company have reason to believe, that the Company has violated or, by conducting its business as proposed, would violate any Intellectual Property of any other person or entity, and is not aware of any reasonable basis therefor or threat thereof. The Company is not aware that any of its employees, agents or contractors is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company, or that would conflict with the Company's business. The Company is not aware of any violation or infringement by a third party of any of the Company's Intellectual Property. Neither the execution nor delivery of this Agreement or any of the agreements attached hereto as exhibits (the "Related Agreements"), nor the carrying on of the
                         ------------------
Company's business by the employees of the Company, nor the conduct of the Company's business will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company has no plan to, and does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

     2.13 Agreements, Contracts and Commitments.
          -------------------------------------

          (a) except as set forth on Schedule 2.13(a), the Company does not have, is not a party to nor is it bound by:

               (i)    any collective bargaining agreements,

               (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

               (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement with a firm or other organization,

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (vi)   any fidelity or surety bond or completion bond,

               (vii) any lease of personal property having a value individually in excess of $20,000,

               (viii) any agreement of indemnification or guaranty other than those substantially the same as the agreements of indemnification or guarantees attached hereto as Schedule 2.13(a),

               (ix) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

               (x) any agreement relating to capital expenditures and involving future payments in excess of $50,000,

               (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

               (xiii) any purchase order or contract for the purchase of raw materials involving $20,000 or more,

               (xiv) any construction contracts, (xv) any distribution, joint marketing or development agreement,

               (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

               (xvii) any other agreement that involves $20,000 or more or is not cancelable without penalty within 30 days.

          (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.13(b), the Company has not materially breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.13(a) or

Schedule 2.12 (any such agreement, contract or commitment, a "Contract"). Each
                                                              --------
Contract is in full force and effect and, except as otherwise disclosed in
Schedule 2.13(b), the Company has no knowledge of any default thereunder by any party obligated to the Company pursuant thereto.

     2.14 Interested Party Transactions. Except as set forth on Schedule 2.14,
          -----------------------------
to the Company's knowledge, no officer, director or shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell,
(ii) an economic interest in any entity that purchases from, or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.13(a) or Schedule 2.12; provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 2.14 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to the Company than the terms and conditions that could be obtained in an arms-length relationship.

     2.15 Compliance with Laws. The Company has complied in all material
          --------------------
respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation known by the Company to apply to it.

     2.16 Litigation. Except as set forth in Schedule 2.16, there is no action,
          ----------
suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 2.16, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such, by or before any governmental entity. Schedule 2.16 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time formally challenged the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

     2.17 Insurance. With respect to the insurance policies and fidelity bonds
          ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Schedule 2.17 contains a complete list and brief description of (a) each of the

Company's fire and casualty insurance policies and products liability and errors and omissions policies presently in effect and (b) each key-man life insurance policy on the life of any key employee of the Company presently in effect.

     2.18 Minute Books. The minute books of the Company provided to counsel for
          ------------
Acquiror are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

     2.19 Environmental Matters.
          ---------------------

          (a)  Hazardous Material.  The Company has not: (i) operated any
               ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and
 ------------------
safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b)  Hazardous Materials Activities.  The Company has not transported,
               ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in
                                             ------------------------------
violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)  Permits.  The Company currently holds all environmental
               -------
approvals, permits, licenses, clearances and consents (the "Environmental
                                                            -------------
Permits") necessary for the conduct of the Company's Hazardous Material
-------
Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d)  Environmental Liabilities.  No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.20 Brokers' and Finders' Fees; Third Party Expenses. The Company has not
          ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.21 Employee Matters and Benefit Plans.
          ----------------------------------

          (a)  Definitions.  With the exception of the definition of "Affiliate"
               -----------
set forth in Section 2.21(a)(i) below (such definition shall only apply to this Section 2.21), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i)    "Affiliate" shall mean any other person or entity under
                       ---------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

               (ii)   "ERISA" shall mean the Employee Retirement Income Security
                       -----
Act of 1974, as amended;

               (iii)  "Company Employee Plan" shall refer to any plan, program,
                       ---------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

               (iv)   "Employee" shall mean any current, former, or retired
                       --------
employee, officer, or director of the Company or any Affiliate;

               (v)    "Employee Agreement" shall refer to each management,
                       ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract currently in effect or pursuant to which Acquiror will have a material liability between the Company or any Affiliate and any Employee or consultant;

               (vi)   "IRS" shall mean the Internal Revenue Service;
                       ---

               (vii)  "Multiemployer Plan" shall mean any "Pension Plan" (as
                       ------------------
defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          (b)  Schedule.  Schedule 2.21(b) contains an accurate and complete
               --------
list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Acquiror in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c)  Documents.  The Company has provided to Acquiror (i) except as
               ---------
set forth on Schedule 2.21(c), correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement, including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with
                                                               ---
respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

          (d)  Employee Plan Compliance. Except as set forth on Schedule
               ------------------------
2.21(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan subject to Section 4975 of the Code or Section 406 of ERISA, unless an applicable exemption was available subject to Section 4975 of the Code or
Section 406 of ERISA; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective

Time in accordance with its terms, without liability to the Company, Acquiror or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or Department of Labor with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Section 4975 through 4980 of the Code.

          (e)  Pension Plans.  The Company does not now, nor has it ever,
               -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f)  Multiemployer Plans. At no time has the Company contributed to or
               -------------------
been requested to contribute to any Multiemployer Plan.

          (g)  No Post-Employment Obligations. Except as set forth in Schedule
               ------------------------------
2.21(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  Effect of Transaction.
               ---------------------

               (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.21(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) Except as set forth on Schedule 2.21(h)(ii) with respect to any written agreement entered into by the Company, no payment or benefit which will or may be made by the Company or Acquiror or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

          (i)  Employment Matters. The Company (i) is in compliance in all
               ------------------
material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j)  Labor.  No work stoppage or labor strike against the Company is
               -----
pending or, to the knowledge of the Company, threatened. Except as set forth in
Schedule 2.21(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to the Company. Except as set forth in Schedule 2.21(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (k)  Employees.  To the best of the Company's knowledge after
               ---------
reasonable investigation, no employee of the Company is in material violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or for any other reason, and the continued employment by the Company of its present employees will not result in any such violations. Each employee of the Company and each consultant who has performed services for the Company has executed an employee inventions and proprietary rights assignment and confidentiality agreement with the Company, a copy of which has been made available to Acquiror. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his or their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

     2.22 Change of Control and Non-Compete Payments. Schedule 2.22 sets forth
          ------------------------------------------
each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees, officers and directors of the Company as a result of or in connection with the Merger.

     2.23 Year 2000 Compliance. Each system comprised of software, hardware,
          --------------------
databases or embedded control systems (microprocessor controlled or controlled by any robotic or other device) (collectively, a "System") that constitutes any
                                                  ------
material part of, or is used in connection with the use,
operation or enjoyment of, any material tangible or intangible asset or real property of the Company was not materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century ("Year
                                                                            ----
2000 Compliant"). The Company did not incur material expenses arising from or
--------------
relating to the failure of any of their Systems as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Each System of the Company is able to accurately process date data, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations. Each vendor of products or services to the Company has continued to furnish such products or services to the Company without interruption or material delay, on and after January 1, 2000.

     2.24 Representations Complete. None of the representations or warranties
          ------------------------
made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement taken as a whole contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Acquiror hereby represents and warrants to the Shareholders, subject to such exceptions as are specifically disclosed in the disclosure letter supplied (referencing the appropriate section numbers) by Acquiror to the Company (the "Acquiror Schedules") and dated as of the date hereof, as follows:
 ------------------

     3.1  Organization, Standing and Power. Acquiror is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the ability of Acquiror to consummate the transactions contemplated hereby. Acquiror has delivered to the Company a true, correct and complete copy of its Certificate of Incorporation and Bylaws as amended to date.

     3.2  Authority. Acquiror has all requisite corporate power and authority to
          ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror. The Board of Directors of Acquiror has approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Acquiror and constitutes the valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

     3.3  Capital Structure.  The authorized capital stock of Acquiror consists
          -----------------
of 31,000,000 shares of Common Stock, of which 9,925,689 shares are issued and outstanding, and 7,149,801 shares of Preferred Stock, of which 2,596,957 shares have been designated as Series A Preferred Stock, 2,941,176 shares have been designated as Series B Preferred Stock and 1,611,668 shares have been designated as Series C Preferred Stock, all of which are issued and outstanding. Except as described on Schedule 3.3(a), all outstanding shares have been duly authorized, validly issued, are fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Acquiror or any agreement to which Acquiror is a party or by which it is bound. Acquiror has reserved 12,863,880 shares of Acquiror Common Stock for issuance to employees and consultants pursuant to its 1993 Stock Option Plan and its 1997 Stock Plan, of which 5,449,067 shares are subject to outstanding, unexercised options (the "Acquiror Stock Options") and 9,125 shares are available for grant. Except for the Acquiror Stock Options and except as described on Schedule 3.3(a), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Acquiror is a party or by which it is bound obligating Acquiror to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror. Except for the Acquiror Stock Options and except as described in Schedule 3.3(a), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Acquiror is a party or by which it is bound obligating Acquiror to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

          (a) The shares of Acquiror Common Stock to be issued pursuant to the Merger will, when issued in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid, nonassessable

     3.4  No Undisclosed Liabilities. Acquiror does not have any liability,
          --------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been recorded in Acquiror Balance Sheet (as defined below) or disclosed in Acquiror Financials, or (ii) has not arisen in the ordinary course of Acquiror's business since December 31, 1999, consistent with past practices.

     3.5  Acquiror Financial Statements.  Schedule 3.5 sets forth the Acquiror's
          -----------------------------
unaudited balance sheet as of December 31, 1999 (the "Acquiror Balance Sheet") and the related unaudited statements of operations and cash flows for the year then ended (collectively, the "Acquiror Financials"). The Acquiror Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated, except that unaudited Acquiror Financials may not contain all footnotes required by GAAP. The Acquiror

Financials present fairly the financial condition and operating results of the Acquiror as of the dates and during the periods indicated therein.

     3.6  No Changes.  Except as disclosed on Schedule 3.6, since December 31,
          ----------
1999, there has not been:

          (a) any change in the assets, liabilities, financial condition, or operating results of Acquiror from that reflected in the Acquiror Financials, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of Acquiror (as such business is presently conducted and as it is presently proposed to be conducted);

          (c) any waiver or compromise by Acquiror of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Acquiror, except in the ordinary course of business and that is not material to the business, properties, prospects, or financial condition of Acquiror (as such business is presently conducted and as it is presently proposed to be conducted);

          (e) the entering into or change in the terms of any material contract or arrangement by which Acquiror or any of its assets or properties is bound or to which Acquiror or any of such assets or properties is subject;

          (f) any change to a material contract or arrangement by which Acquiror or any of its assets is bound or subject;

          (g) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

          (h) any sale, assignment, or transfer of any of Acquiror's Intellectual Property;

          (i) any resignation or termination of employment of any key officer of Acquiror; and Acquiror, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

          (j) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (k) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror;

          (l)  revaluation by Acquiror of any of its material assets;

          (m) waiver or release of any right or claim of Acquiror, including any write-off or other compromise of any account receivable of Acquiror except in the ordinary course of business;

          (n) to Acquiror's knowledge, commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of Acquiror or its affairs;

          (o) notice of any claim of ownership by a third party of Acquiror's Intellectual Property or of infringement by Acquiror of any third party's Intellectual Property rights;

          (p) issuance or sale by Acquiror of any of its shares of capital stock since December 31, 1999;

          (q) issuance or sale by Acquiror of any securities exchangeable, convertible or exercisable for Acquiror Common Stock, or of any other of its securities;

          (r) change in pricing or royalties set or charged by Acquiror to its customers or licensees except in the ordinary course of business or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Acquiror;

          (s) receipt of notice that there has been a loss of, or material order cancellation by, any customer of Acquiror;

          (t) any mortgage, pledge, transfer of a security interest in, or lien, created by Acquiror, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (u) any loans or guarantees made by Acquiror to or for the benefit of its employees, shareholders, officers, or directors, or any members of their the ordinary course of its business;

          (v) any declaration, setting aside, or payment of any dividend or other distribution of Acquiror's assets in respect of any of Acquiror's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Acquiror;

          (w) amendments or changes to the Certificate of Incorporation or Bylaws of Acquiror;

          (x)  any capital expenditure in excess of $100,000

          (y) to the best of Acquiror's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of Acquiror (as such business is presently conducted and as it is presently proposed to be conducted); or

          (z) any agreement or commitment by Acquiror or any officer thereof to do any of the things described in this Section 3.6.

     3.7  Taxes.
          -----

          (a)  Tax Returns and Audits.  Except as set forth in Schedule 3.7:
               ----------------------

               (i) Acquiror as of the Effective Time will have prepared and filed all Returns required to be filed by such date relating to any and all Taxes concerning or attributable to Acquiror and such Returns are or will be true and correct in all material respects and have been completed in accordance with applicable law.

               (ii) Acquiror as of the Effective Time: (A) will have paid all material Taxes due and payable by the Effective Time, (B) will have properly accrued all Material Taxes on the books and records of Acquiror in accordance with GAAP and made a provision for the payment of Taxes due but not yet payable by the Effective Time and (C) will have withheld with respect to its employees all material federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

               (iii) Acquiror is not delinquent in the payment of any Tax attributable to Acquiror nor is there any outstanding, or to the best of Acquiror's knowledge, unpaid Tax deficiency outstanding, assessed, notified or proposed against Acquiror, nor has Acquiror executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of Acquiror is currently in progress, nor has Acquiror been notified in writing of any request for such an audit or other examination.

               (v) Acquiror does not have any liabilities for federal, state, local or foreign Taxes due and payable which have not been accrued or reserved against on the Acquiror Financials, in accordance with GAAP, and Acquiror does not have knowledge of any basis for the assertion of any such liability attributable to Acquiror, its assets or operations.

               (vi) There are (and to the best of Acquiror's knowledge, as a result of the Merger, immediately following the Closing there will be) no Liens on the assets of Acquiror relating to or attributable to Taxes except liens for current taxes not yet due and payable.

               (vii) Acquiror has not filed any consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Acquiror.

     3.8  Restrictions on Business Activities. There is no agreement (noncompete
          -----------------------------------
or otherwise), commitment, judgment, injunction, order or decree to which Acquiror is a party or otherwise binding upon Acquiror which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Acquiror, any acquisition of property (tangible or intangible) by Acquiror or the conduct of business by Acquiror. Without limiting the foregoing, Acquiror has not entered into any agreement under which Acquiror is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     3.9  Title to Properties; Absence of Liens and Encumbrances.  Acquiror has
          ------------------------------------------------------
good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Acquiror Financials or in Schedule 3.9 and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     3.10 No Conflicts.  The execution and delivery of this Agreement by
          ------------
Acquiror does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, Conflict with (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretaries of State of the States of Delaware and New York, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 3.10.

     3.11 Intellectual Property.  Acquiror owns or possesses (or can obtain the
          ---------------------
right to use on reasonable commercial terms) sufficient legal rights to all Intellectual Property necessary for its business as now conducted and as currently proposed to be conducted without any conflict with or infringement of the rights of others. Except for proprietary information agreements with its own employees or consultants and standard end-user license agreements, there are no outstanding material options, licenses, or agreements of any kind relating to Acquiror's Intellectual Property, nor is Acquiror bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other person or entity. Except as set forth on Schedule 3.11, Acquiror has not received any written communications alleging, nor does Acquiror have reason to believe, that Acquiror has violated or, by conducting its business as proposed, would violate any Intellectual Property of any other person or entity, and is not aware of any reasonable basis therefor or threat thereof. Acquiror is not aware that any of its employees, agents or contractors is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Acquiror, or that would conflict with Acquiror's business as now conducted. Acquiror is not aware of any violation or infringement by a third party of any of Acquiror's Intellectual Property. Neither the execution nor delivery of this Agreement or any of the Related Agreements, nor the carrying on of Acquiror's business by the employees of Acquiror, nor the conduct of Acquiror's business will conflict with or result in a material breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. Acquiror has no plan to, and does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by Acquiror.

     3.12  Interested Party Transactions.  To Acquiror's knowledge, no officer,
           -----------------------------
director or shareholder of Acquiror (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that Acquiror furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from, or sells or furnishes to, Acquiror, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in
Schedule 3.11; provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 3.12 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to Acquiror than the terms and conditions that could be obtained in an arms-length relationship.

     3.13  Compliance with Laws.  Acquiror has complied in all material respects
           --------------------
with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation known by Acquiror to apply to it.

     3.14  Employees.  To the best of Acquiror's knowledge after reasonable
           ---------
investigation, no employee of Acquiror is in material violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by Acquiror because of the nature of the business conducted or to be conducted by Acquiror or for any other reason, and the continued employment by Acquiror of its present employees will not result in any such violations. Except as set forth on
Schedule 3.14, each employee of Acquiror and each consultant who has performed services for Acquiror has executed an employee inventions and proprietary rights assignment and confidentiality agreement with Acquiror, the form of which has been made available to the Company. Acquiror has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the best of Acquiror's knowledge after reasonable investigation, no employee of Acquiror is in material violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by Acquiror because of the nature of the business conducted or to be conducted by

Acquiror or for any other reason, and the continued employment by Acquiror of its present employees will not result in any such violations. Acquiror is not aware that any officer or key employee, or that any group of key employees, intends to terminate his or their employment with Acquiror, nor does Acquiror have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of Acquiror is terminable at the will of Acquiror.

     3.15  Litigation.  Except as set forth in Schedule 3.15, there is no
           ----------
action, suit or proceeding of any nature pending or to Acquiror's knowledge threatened against Acquiror, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in Schedule 3.15, to Acquiror's knowledge, there is no investigation pending or threatened against Acquiror, its properties or any of its officers or directors, in their respective capacities as such, by or before any governmental entity. Schedule
3.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time formally challenged the legal right of Acquiror to manufacture, offer or sell any of its products or services in the present manner or style thereof.

     3.16  Brokers' and Finders' Fees; Third Party Expenses.  Acquiror has not
           ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.17  Representations Complete.  None of the representations or warranties
           ------------------------
made by the Acquiror (as modified by the Acquiror Schedules), nor any statement made in any Schedule or certificate furnished by the Acquiror pursuant to this Agreement taken as a whole contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

                                  [Reserved]

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Access to Information.  Subject to any applicable contractual
          ---------------------
confidentiality obligations (which the Company shall use its best efforts to cause to be waived) each party shall afford the others and its auditors, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. Prior to the Closing, Acquiror shall deliver to the Company written notice if it has actual knowledge that any representation or warranty made by the Company is inaccurate, referencing the section number of the representation and warranty and specifying the nature of such inaccuracy.

     5.2  Confidentiality.  Each of the parties hereto hereby agrees to and
          ---------------
reaffirms the confidentiality provisions in the letter dated December 15, 1999 from the Acquiror to the Company.

     5.3  Expenses.  Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses (except to the extent contemplated by Sections 7.2 and 7.3).

     5.4  Public Disclosure.  Upon execution and delivery of this Agreement by
          -----------------
the parties hereto, Acquiror and the Company shall release a jointly prepared announcement describing the Merger. Except as aforesaid, unless otherwise required by law prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Acquiror and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.5  Consents.  The Company shall use its commercially reasonable best
          --------
efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of, and benefits to the Company thereunder.

     5.6  FIRPTA Compliance.  On the Closing Date, the Shareholders shall
          -----------------
deliver to Acquiror a properly executed statement or statements in a form reasonably acceptable to Acquiror for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2.

     5.7  Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Acquiror shall not be required to agree to any divestiture by Acquiror or the Company or any of Acquiror's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Acquiror or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and capital stock.

     5.8  Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Acquiror, and Acquiror shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Acquiror, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (ii) any failure of the Company or Acquiror, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.9  Additional Documents and Further Assurances.  Each party hereto, at
          -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.10 Employment Matters.  From and after March 1, 2000, (i) all continuing
          ------------------
employees of the Company and all employees of the Company engaged by Acquiror shall be eligible for employee benefits generally available to employees of Acquiror to the same extent as all other employees of Acquiror and (ii) Acquiror shall grant all continuing employees of the Company credit for service (to the same extent as service with Acquiror or any subsidiary of Acquiror is taken into account with respect to similarly situated employees of Acquiror and its subsidiaries) with the Company for determining benefit levels under such employee benefits. Except for the stock option grants set forth in Schedule 5.10, which Acquiror has agreed to grant, nothing contained in this Agreement shall create or imply any obligation on the part of Acquiror, the Company or the Surviving Corporation to provide any continuing employment right to any individual.

     5.11 Stock Options.
          -------------

          (a) At the Effective Time, each Company Stock Option, whether or not exercisable, will be assumed by Acquiror and, as of the Effective Time, Acquiror hereby assumes such Company Stock Options in accordance with the terms of this
Section 5.11. Each Company Stock Option so assumed by Acquiror under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan immediately prior to the Effective Time, except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time times (y) the Exchange Ratio, rounded down to the nearest whole share of Acquiror Common Stock and (ii) the per share exercise price for the Acquiror Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing (x) the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by
(y) the Exchange Ratio, rounded up to the nearest whole cent. As soon as reasonably practicable after the Effective Time (and in any event within 5 days after the Effective Time), Acquiror will issue to each holder of an outstanding Company Stock Option a notice describing the foregoing assumption of such Company Stock Option by Acquiror.


          (b) It is intended that, subject to Section 5.11(a) and to the extent permitted by applicable law, the Company Stock Options assumed by Acquiror shall qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.11 shall be applied consistent with such intent.

     5.12 Third Party Consents.  As soon as practicable after the date hereof,
          --------------------
Acquiror and the Company shall each use its commercially reasonable efforts to obtain any material consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.13 Tax Matters.
          -----------

          (a) The Shareholders shall be responsible for timely filing all federal, state and local income and franchise Tax Returns of the Company for taxable periods ending on or prior to the Effective Date (the "Pre-Closing
                                                               -----------
Periods"). The Acquiror shall reimburse the Shareholders for the reasonable
-------
expenses of preparing any such Tax Returns of the Company pursuant to this
Section 5.13(a) and the amount of the Taxes shown on such Tax Returns of the Company; provided, however, that the amount reimbursed for Taxes shall not exceed $30,000. Such Tax Returns will be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and consent by Acquiror, which consent will not be unreasonably withheld.

          (b) The Shareholders shall provide Acquiror with a copy of all Tax Returns filed pursuant to Section 5.13(a) with respect to the Pre-Closing Periods. From and after the Effective Date, Acquiror and the Company, on the one hand, and the Shareholders, on the other hand, shall make available to the other, as reasonably requested, all information, records or documents relating to the Tax liabilities of the Company for all periods ending on or prior to the Effective Date, and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

          (c) Acquiror shall take no action, and shall cause the Company to take no action, that would adversely affect the treatment of the Merger as a reorganization within the meaning of Section 368 of the Code.

     5.14  Rule 144 Reporting.  Acquiror agrees to make and keep public
           ------------------
information available promptly after the earlier to occur of (i) ninety (90) days after the effective date of the first registration statement filed by the Acquiror for an offering of its Common Stock to the general public and (ii) the date that Acquiror's Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

     5.15  Financial Information.  Acquiror will furnish to each Shareholder who
           ---------------------
holds at least 25,000 shares of Acquiror's Common Stock, quarterly and annual financial statements. Quarterly financial statements will be provided within forty-five (45) days after each quarterly period (other than the fourth quarter) and the annual financial statements will be provided within ninety (90) days after the end of the fiscal year. Acquiror's obligation to provide the foregoing financial statements shall terminate and be of no further force and effect upon the earlier to occur of (a) the closing of Acquiror's initial public offering pursuant to a registration statement declared effective by the Securities and Exchange Commission or (b) upon any merger or consolidation of Acquiror with any other corporation in which the shareholders of Acquiror immediately prior to such transaction shall own in the aggregate less than fifty (50%) of the voting securities of the surviving corporation.


                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:


          (a)  Shareholder Approval.  This Agreement and the Merger shall have
               --------------------
been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

          (b)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect. No litigation challenging the legality of the transactions contemplated by this Agreement shall be pending or overtly threatened.

          (c)  Receipt of Information; Due Diligence.  Each of Acquiror and the
               -------------------------------------
Company shall have received reasonably satisfactory responses to each of their requests for information from the other. Each of Acquiror and the Company shall have completed its customary due diligence review to its reasonable satisfaction.

     6.2  Additional Conditions to Obligations of the Company.  The obligations
          ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Acquiror contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, except in such cases (other than the representations in Section 3.3) where the failure to be so true and correct would not have a Material Adverse Effect on Acquiror. In addition, the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Section 3.3) where the failure to be so true and correct would not have a Material Adverse Effect on Acquiror. The Company shall have received a certificate with respect to the foregoing signed on behalf of Acquiror by the President of Acquiror.

          (b)  Agreements and Covenants.  Acquiror shall have performed or
               ------------------------
complied (which performance or compliance shall be subject to Acquiror's ability to cure as provided in Section 8.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c)  Material Adverse Change.  There shall not have occurred any
               -----------------------
material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Acquiror since December 31, 1999.

          (d)  Consents.  Acquiror and the Company shall have obtained all
               --------
consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby.

          (e)  Legal Opinion.  The Company shall have received a legal opinion
               -------------
from Wilson Sonsini Goodrich & Rosati, legal counsel to the Company, in substantially the form attached hereto as Exhibit B.

          (f)  Stock Restriction Escrow Agreement.  Acquiror, the Escrow Agent
               ----------------------------------
and each of Donald Joseph Edgerton and Paul Geczik shall have entered into the Stock Restriction Escrow Agreement substantially in the form attached hereto as Exhibit G

          (g)  Employment Agreements.  Acquiror shall have entered into
               ---------------------
Employment Agreements with each of the Shareholders in substantially the form attached hereto as Exhibit A and such agreements shall be in full force and effect.

     6.3  Additional Conditions to the Obligations of Acquiror.  The
          -----------------------------------------------------
obligations of Acquiror to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Acquiror:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, except in such cases (other than the representations in Section 2.2) where the failure to be so true and correct would not have a Material Adverse Effect on the Company. In addition, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 2.2) where the failure to be so true and correct would not have a Material Adverse Effect on the Company. Acquiror shall have received a certificate with respect to the foregoing signed on behalf of the Company by the President and the Chief Financial Officer of the Company.

          (b)  Agreements and Covenants.   The Company shall have performed or
               ------------------------
complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 8.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

          (c)  Legal Opinion.  Acquiror shall have received a legal opinion
               -------------
from Parker, Chapin Flattau & Klimpl, LLP, counsel to the Company, in substantially the form attached hereto as Exhibit C.

          (d)  Material Adverse Change.  There shall not have occurred any
               -----------------------
material adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company since December 31, 1999.

          (e)  Employment Agreements.  Each of the Shareholders shall have
               ---------------------
executed and delivered to Acquiror an Employment Agreement in substantially the form attached hereto as Exhibit A and such agreements shall be in full force and effect.

          (f)  Escrow Agreement.  Acquiror, the Company, Escrow Agent and the
               ----------------
Shareholders' Representatives (as defined in the Escrow Agreement) shall have entered into the Escrow Agreement substantially in the form attached hereto as Exhibit F.

          (g)  Dissenters' Rights.  No holder of Company Common Stock shall
               ------------------
have exercised appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

          (h)  Resignation of Directors and Officers.  All directors and
               -------------------------------------
officers of the Company shall have resigned their respective offices as directors and officers of the Company effective as of the Effective Time.

          (i)  Investment Representation Statements and Shareholder Agreements.
               ---------------------------------------------------------------
Each shareholder of the Company who is to receive shares of Acquiror Common Stock in connection with the Merger shall have executed and delivered to Acquiror an Investment Representation Statement and Shareholder Agreement in the form attached hereto as Exhibit D.

          (j)  Consents.  Acquiror and the Company shall have obtained all
               --------
consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby.

          (k)  Stock Restriction Agreements and Elections.  Each Company
               ------------------------------------------
shareholder shall have (i) executed a Stock Restriction Agreement in the form attached hereto as Exhibit E and (ii) executed an election under Section 83(b) of the Code in connection therewith.

                                  ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                            INDEMNIFICATION; ESCROW

     7.1  Survival of Representations and Warranties.  All of the Company's and
          ------------------------------------------
Acquiror's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date");
                                                        ---------------
provided, however, that the representations and warranties in Section 2.9 and the indemnification provisions in Section 5.13 shall survive until the lapsing of the applicable statute of limitations period.

     7.2  Obligation of the Company to Indemnify, Reimburse, etc.  Subject to
          ------------------------------------------------------
the provisions of Sections 7.4 and 8.2 hereof, the Shareholders severally (in accordance with their proportionate stock interest of Acquiror Common Stock received by the Stockholders pursuant to the Merger), shall indemnify, reimburse, defend and hold harmless Acquiror and its successors and assigns and each of its directors, officers, employees, affiliates, and its respective successors and assigns (each a "Acquiror Indemnitee") from and against all
                                -------------------
Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company; provided that no claim for indemnification may be made by any Acquiror Indemnitee pursuant to this Section 7.2 at any time following the Expiration Date; provided, however, that the foregoing limitations to indemnification shall not apply to any claims that result from a breach of Sections 2.9 or 5.13. With respect to claims for indemnification that result from a breach of Sections 2.9 or 5.13, Acquiror Indemnitees shall be entitled to recover all Losses incurred as a result of such breach until the lapsing of the applicable statute of limitations period. For purposes of this Agreement, "Losses" shall mean any claims, losses, liabilities,
                             ------
damages, causes of action, costs and expenses (including reasonable attorney's, accountant's, consultant's and expert's fees and expenses), net of any insurance proceeds, to which the indemnified party is entitled by virtue of such claims, losses, liabilities, damages, causes of action, costs and expenses.

     7.3  Obligation of Acquiror to Indemnify, Reimburse, etc.  Subject to the
          ---------------------------------------------------
provisions of Sections 7.4 and 8.2 hereof, Acquiror and its respective successors and assigns, jointly and severally, shall indemnify, defend and hold harmless the Company and its successors and assigns and each of its directors, officers, employees, affiliates, and their respective successors and assigns (each a "Company Indemnitee") from and against any Losses resulting from,
         ------------------
imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of Acquiror; provided that no claim for indemnification may be made by any Company Indemnitee pursuant to this Section 7.3 at any time following the Expiration Date.

     7.4  Limits on Indemnification, Reimbursement, etc.  No Acquiror Indemnitee
          ----------------------------------------------
and no Company Indemnitee shall have any right to seek indemnification, reimbursement or defense under this Agreement or the Escrow Agreement until Losses which would otherwise be indemnifiable hereunder, and have been incurred by such party and other indemnitees associated with or related to such party, exceed $25,000 (at which point such party to be indemnified shall be entitled to recover indemnification for all Losses). In the event that any claim for indemnification, reimbursement or defense is made by Acquiror pursuant to this Section, the amount of any Losses shall be satisfied out of the Escrow Fund (as defined below); provided, however, that if the amount of the Losses exceeds the Escrow Fund, the Losses will be settled by the Shareholders (with the form of the consideration to be at the election of the Shareholders), either by paying cash or surrendering that number of shares of Acquiror Common Stock whose value equal the amount of the claim, using the fair market value of a share of Acquiror Common Stock on the date that any written claim for indemnification is made. For purposes of the foregoing, (a) if the Common Stock is not publicly traded, the fair market value will be the higher of (i) the price at which Acquiror's Board of Directors at such time has determined is the fair market value of Acquiror's Common Stock for purposes of stock option grants and (ii) the price used for the Company's most recent arms' length third party transaction or (b) if the Common Stock is publicly traded, the fair market value will be the closing sales price on the last trading day prior to the date that the written claim for indemnification is made. Notwithstanding the foregoing, absent fraud of any party (for which there shall be no limitation of liability), no party shall be entitled to seek indemnification, reimbursement or defense for an amount which would require the Shareholders to surrender more than an aggregate of 40% of the shares issued to the Shareholders pursuant to the merger (or not more than 641,487 shares of Acquiror Common Stock, as adjusted for stock splits, stock dividends, recapitalizations and the like), calculated based on the assumption that all Shareholders elect to surrender shares to satisfy all indemnification claims.

     7.5  Escrow Arrangements.  Concurrent with the Effective Time, the Escrow
          -------------------
Amount shall be placed in an escrow fund (the "Escrow Fund"), to be governed by
                                               -----------
the terms of the Escrow Agreement. The Escrow Fund shall be available to compensate Acquiror and its affiliates for losses incurred by Acquiror and its affiliates in connection with breaches of representations, warranties, or covenants contained herein or delivered pursuant hereto. The terms and conditions of the Escrow Fund shall be set forth more fully in the Escrow Agreement. The Escrow Fund shall terminate at the Expiration Date. Donald Joseph Edgerton and Paul Geczik have been selected and authorized by the Company's shareholders to act as their representatives (the "Representatives") in regard to the Escrow Fund.

     7.6  Claims for Indemnification.  Whenever any claim shall arise for
          --------------------------
indemnification under this Section 7, and such claim is not made against the Escrow Fund, Acquiror or the Company, as the case may be, seeking indemnification (the "Indemnified Party"), shall promptly notify (the "Claim
                      -----------------                                -----
Notice") the party for whom indemnification is sought hereunder (the
------
"Indemnifying Party") of the claim and, when known, the facts constituting the
 ------------------
basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party (each, a "Proceeding"), the Claim Notice shall set forth in
                        ----------
reasonable detail the nature thereof and the basis upon which such Indemnified Party seeks indemnification hereunder; provided, however, that the failure of
                                       --------  -------
any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under such Section, except to the extent that the Indemnifying Party is actually prejudiced by the failure to give such notice.

          (b) In the case of any such Proceeding by a third party against an Indemnified Party, the Indemnifying Party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after prompt notice (and, in any event, within twenty
(20) days from receipt of written notice of such Proceeding in accordance with
Section 7.6(a)) from the Indemnifying Party to the Indemnified Party of its assumption of the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (but the Indemnified Party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the Indemnified Party as a result of the settlement or compromise thereof (without the written consent of the Indemnifying Party).

          (c) Anything in Section 7.6(b) notwithstanding, if both the Indemnifying Party and the Indemnified Party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the Indemnifying Party may decline to assume the defense on behalf of the Indemnified Party or the Indemnified Party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the Indemnifying Party shall be relieved of its obligation to assume the defense on behalf of the Indemnified Party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Indemnified Party in such defense.

          (d) If the Indemnifying Party assumes the defense of such Proceeding, the Indemnified Party shall cooperate fully with the Indemnifying Party and shall appear and give testimony, produce documents and other tangible evidence, allow the Indemnifying Party access to the books and records of the Indemnified Party and otherwise assist the Indemnifying Party in conducting such defense. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or Proceeding; provided, however, the Indemnified Party shall have
                             --------
the sole and exclusive right to consent to entry of any judgment or enter into any settlement or compromise on such terms and conditions as it deems appropriate to the extent such claim or Proceeding involves equitable or other non-monetary relief. Provided that proper notice is duly given, if the Indemnifying Party shall fail promptly and diligently to assume the defense thereof, then the Indemnified Party may respond to, contest and defend against such Proceeding (but the Indemnifying Party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto (subject to this Section 7.6(d)), and recover from the Indemnifying Party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

                                 ARTICLE VIII

                                  [RESERVED]


                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Acquiror, to:

               Context Integration
               One Van de Graaff Place, Suite 104
               Burlington, MA 01803
               Attn: Chief Financial Officer
               Telephone No.: (781) 229-6500
               Facsimile No.: (781) 229-0808

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, CA  94301-1050
               Attention: Elizabeth R. Flint
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811

          (b)  if to the Company, to:

               Underline, Inc.
               678 Broadway, 4/th/ Floor
               New York, NY 10012
               Attn: Chief Executive Officer
               Telephone No.: (212) 460-8687
               Facsimile No.  (212) 460-5537

               With a copy to:

               Parker Chapin Flattau & Klimpl, LLP
               Chrysler Building
               405 Lexington Avenue
               New York, NY 10174
               Attention:  James Alterbaum
               Telephone:  (212) 704-6000
               Fax:  (212) 704-6288

          (c)  if to the Shareholders, to:

               Donald Joseph Edgerton
               651 East 14/th/ Street
               Apartment 6H
               New York, NY 10009
               Telephone:
               Fax:

               and

               Paul Geczik
               237 East 5/th/ Street
               Apartment 7
               New York, NY 10003
               Telephone:
               Fax:

               and

               Andreas Bender
               548 West Saddle River Road
               Upper Saddle River, New Jersey 07458
               Telephone:  (201) 785-0484
               Fax:  (201) 785-0475

               and

               The Donald Joseph Edgerton Family Trust
               c/o Carolyn Kearny Edgerton, Trustee
               51 East 14/th/ Street
               Apartment 6H
               New York, NY 10009

               Telephone:

               with a copy to:

               Parker Chapin Flattau & Klimpl, LLP
               Chrysler Building
               405 Lexington Avenue
               New York, NY 10174
               Attention: James Alterbaum
               Telephone: (212) 704-6000
               Fax: (212) 704-6288

          (d)  if to the Escrow Agent, to:

               U.S. Bank Trust, National Association
               Global Depository Escrow Services
               One California Street, 4/th/ Floor
               San Francisco, CA 94111
               Attention:  Ann Gadsby
               Fax:  (415) 273-4593

     9.2  Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the actual knowledge of such party, or of the officers and directors of such party. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Material Adverse Effect.  The term "Material Adverse Effect" with
          -----------------------
respect to any person means a material adverse effect on the business, financial condition, assets (including intangible assets) or results of operations of such person and subsidiaries of such person taken as a whole.

     9.4  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.5  Entire Agreement; Assignment.  This Agreement, the schedules and
          ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Acquiror may assign its respective rights and delegate its obligations (other than the obligation of Acquiror to issue Acquiror Common Stock in the Merger) hereunder to their respective affiliates.

     9.6  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.7  Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.8  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.9  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.10 Stock Certificate Legends. Each certificate representing any of the shares of Acquiror Common Stock to be issued pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED UNLESS:
(i) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH SHARES, OR
(ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE, TRANSFER OR PLEDGE IS EXEMPT

FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT."

     9.11  Amendment.  Except as is otherwise required by applicable law after
           ---------
the Shareholders approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     9.12  Extension; Waiver.  At any time prior to the Effective Time,
           -----------------
Acquiror, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     9.13  Arbitration.  Each party agrees that any dispute arising out of or
           -----------
relating to this Agreement shall be resolved by binding arbitration to be held in New York, New York. All claims shall be resolved by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "Arbitration Rules"). Acquiror and the Company shall each designate one (1) arbitrator and such designated arbitrators shall mutually agree upon and shall designate a third arbitrator (the "third arbitrator"). Any award rendered in any such arbitration proceeding shall be non-appealable, and final and binding upon the parties (and any attempted appeal shall be void and of no effect), and judgment thereon may be entered by any court of competent jurisdiction and application may be made to such court for judicial confirmation of any award and an order of enforcement, as the case may be. Each party shall bear its own fees (including its designated arbitrator's fees and attorney's fees) and other expenses associated with the arbitration, including fifty percent of the fees of the third arbitrator. However, the arbitrators shall have the discretion to declare one party the prevailing party such that the non-prevailing party bears all costs associated with such arbitration.


                 (Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, Acquiror, the Company and the Shareholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

CONTEXT INTEGRATION, INC.                 UNDERLINE, INC.

By: /s/ Stephen Sharp                     By: /s/ Donald Joseph Edgerton
    ----------------------------------        --------------------------------
   Stephen Sharp                              _________________________________
   President and Chief Executive Officer


                                          SHAREHOLDERS


                                          /s/ Donald Joseph Edgerton
                                          ------------------------------------
                                          Donald Joseph Edgerton

                                          /s/ Paul Geczik
                                          ------------------------------------
                                          Paul Geczik

                                          /s/ Andreas J. Bender
                                          ------------------------------------
                                          Andreas Bender


                                          THE DONALD JOSEPH
                                          EDGERTON FAMILY TRUST

                                          By: /s/ C.H. Edgerton
                                              ---------------------------------
                                              Trustee


                                          By: /s/ C.H. Edgerton
                                              ---------------------------------
                                              Trustee


                    *AGREEMENT AND PLAN OF REORGANIZATION*